SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)           Retirement of Chairman and CEO

James A. Luksch notified Blonder Tongue Laboratories, Inc. (the “Company”) that he will be retiring and resigning as the Company’s Chief Executive Officer, Chairman of the Board of Directors and a director effective on March 26, 2015.  Mr. Luksch's decision is not the result of any dispute or disagreement with the Company or its Board of Directors on any matter relating to the Company's operations, policies or practices.

(e)           Luksch Letter Agreement

On March 24, 2015, the Company and Mr. Luksch entered into a letter agreement regarding the terms of Mr. Luksch’s separation from the Company in connection with his retirement and resignation (the “Letter Agreement”).  Pursuant to the Letter Agreement, Mr. Luksch’s employment with, and service as an officer and director of, the Company will end on March 26, 2015 (“Last Day”), and he will continue to receive his current base salary and benefits through his Last Day, except that his current health benefits will remain in effect through April 30, 2015.  In accordance with the terms of Mr. Luksch’s stock option agreements and the Company’s Amended and Restated 2005 Employee Equity Incentive Plan, upon Mr. Luksch’s retirement all of his outstanding stock options will become vested and may be exercised by him within 90 days of his Last Day, after which time all his stock options will expire.  In addition, the Letter Agreement acknowledges the gross amount of $166,667 accrued under the terms of Mr. Luksch’s Amended and Restated Deferred Compensation Plan.

The Letter Agreement also includes a voting agreement whereby Mr. Luksch agrees to vote all shares of the Company’s common stock beneficially owned by him in accordance with the recommendation of the Company’s Board of Directors, along with providing an irrevocable proxy with regard to the voting rights of such shares to certain designated officers and directors of the Company (as designated by the Audit Committee of the Board of Directors). These voting provisions and the irrevocable proxy remain in effect through June 30, 2018, subject to earlier mutual termination or sale of all shares by Mr. Luksch to unaffiliated third parties.

The above summary of the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 8.01.  OTHER EVENTS.

Mr. Luksch’s retirement and resignation, along with Robert J. Pallé, Jr. continuing as President and Chief Operating Officer of the Company, are announced in the Press Release issued March 26, 2015, a copy of which is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

 (d)           Exhibits.

99.1   Letter Agreement with James A. Luksch dated March 24, 2015
99.2   Press release dated March 26, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By: /s/ Eric Skolnik
     Eric Skolnik
     Senior Vice President and Chief Financial Officer

Date: March 26, 2015